Exhibit 10.46

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended, because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

February 3, 2020

H.C. WAINWRIGHT & CO.

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

STRICTLY CONFIDENTIAL

ReWalk Robotics Ltd.

Hatnufa Street, Floor 6

Yokneam Ilit, Israel 2069203

Attn: Larry Jasinski, Chief Executive Officer

Dear Mr. Jasinski:

Reference is hereby made to that certain engagement agreement (the “Agreement”), dated as of December 31, 2019, by and between ReWalk Robotics Ltd. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”).

The Company and Wainwright hereby agree to amend the Engagement Agreement (the “Amendment”), as follows:

Section 4 shall be deleted in its entirety and replaced with the following:

“4. Tail. Wainwright shall be entitled to compensation under clauses (1) and (2) hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Wainwright had contacted directly during the Term or introduced to the Company directly during the Term, if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of this Agreement; provided, however, that each of the following transactions shall not be considered as Tail Financing: (i) the offer, grant, issuance or sale by the Company of equity or debt securities in financings with a strategic investor or group of strategic investors from China and Japan (including investors and funds located outside of China and Japan but whose primary focus is investing in those locations) (ii) in an equity line of credit with (a) [*] and affiliated entities or (b) [*] and affiliated entities or (iii) Strategic Investment or partnership through [*] or affiliated entities, or in relation to the refinancing of the Company’s outstanding debt to Kreos Capital (Expert Fund) V Limited (“Kreos”) or affiliated entities, (iv) the offer, issuance or sale by the Company of its Ordinary Shares in the at-the-market offering program pursuant to the equity distribution agreement, dated May 9, 2019, between the Company and Piper Jaffray & Co. (“Piper”) or any new agreement between the Company and Piper, or (v) the issuance of ordinary shares under the investment agreement, dated March 6, 2018, between the Company and Timwell Corporation Limited (“Timwell”) and/or under a new agreement with Timwell or affiliates of Timwell with substantially the same terms (the transactions contemplated in sections (i), (ii), (iii), (iv) and (v) above referred to herein as the “Excluded Transactions”).”

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

In addition, the penultimate sentence in Section 5.B. shall be replaced with the following:

“Furthermore, the Company agrees that during Wainwright’s engagement hereunder, all inquiries from prospective investors will be referred to Wainwright in connection with an Offering.”

Except as expressly set forth above, all of the terms and conditions of the Agreement shall continue in full force and effect after the execution of this Amendment. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Signature page follows]

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this Amendment shall constitute a binding agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By /s/ Mark Viklund

Name: Mark Viklund

Title: Chief Executive Officer

Accepted and Agreed:

ReWALK ROBOTICS LTD.

By /s/ Larry Jasinski

Name: Larry Jasinski

Title: Chief Executive Officer

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.